Exhibit(a)(8)


                    THE ALLIANCEBERNSTEIN POOLING PORTFOLIOS

                                AMENDMENT NO. 7

                       AGREEMENT AND DECLARATION OF TRUST

      The undersigned, being at least a majority of the duly elected and qualified Trustees of The AllianceBernstein Pooling Portfolios, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated November 11, 2004, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this amendment No. 7 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of the Article III of the Agreement as follows:

      "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series and classes shall be, and is hereby, established and designated: AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Multi-Asset Real Return Portfolio, AllianceBernstein Global Research Growth Portfolio, AllianceBernstein Global Value Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Bond Inflation Protection Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio and AllianceBernstein Volatility Management Portfolio, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees."

      The foregoing amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      The foregoing amendment is effective as of December 31, 2010.

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      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


     /s/ John H. Dobkin
     ---------------------------
     John H. Dobkin                                     Date:  December 27, 2010

     /s/ Michael J. Downey
     ---------------------------
     Michael J. Downey                                  Date:  December 28, 2010

     /s/ William H. Foulk, Jr.
     ---------------------------
     William H. Foulk, Jr.                              Date:  December 28, 2010

     /s/ D. James Guzy
     ---------------------------
     D. James Guzy                                      Date:  December 28, 2010

     /s/ Nancy P. Jacklin
     ---------------------------
     Nancy P. Jacklin                                   Date:  December 28, 2010

     /s/ Robert M. Keith
     ---------------------------
     Robert M. Keith                                    Date:  December 28, 2010

     /s/ Garry L. Moody
     ---------------------------
     Garry L. Moody                                     Date:  December 28, 2010

     /s/ Marshall C. Turner, Jr.
     ---------------------------
     Marshall C. Turner, Jr.                            Date:  December 28, 2010

     /s/ Earl D. Weiner
     ---------------------------
     Earl D. Weiner                                     Date:  December 30, 2010




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